As filed with the Securities and Exchange Commission on January 17, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0920988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2380 Conejo Spectrum Street, Suite 200

Thousand Oaks, California 91320

(805) 623-4211

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan

AnhCo Nguyen, Ph.D.

President and Chief Executive Officer

2380 Conejo Spectrum Street, Suite 200

Thousand Oaks, California 91320

(805) 623-4211

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Eric Hyllengren Chief Financial Officer and Chief Operating Officer 2380 Conejo Spectrum Street, Suite 200 Thousand Oaks, California 91320 (805) 623-4211	Carlton Fleming Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 (415) 772-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Atara Biotherapeutics, Inc., a Delaware corporation (the “Registrant”), relating to 155,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to the share recycling provisions set forth in Section 3(b) of the 2024 Plan. The Registrant filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2024 a Registration Statement on Form S-8 (Registration No. 333-280125) relating to shares of Common Stock issuable under the 2024 Plan (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 28, 2024 (the “2023 Form 10-K”).

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 9, 2024.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 12, 2024.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 12, 2024.

(e)

The Registrant’s Current Reports on Form 8-K, filed with the SEC on January  8, 2024, January  9, 2024, February  23, 2024, March  29, 2024, June  11, 2024, June  17, 2024, June  20, 2024, July  17, 2024, August  12, 2024, September  3, 2024, October  15, 2024, November  12, 2024, December 23, 2024, and January 16, 2025.

(f)

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on July 16, 2014, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.5 to the 2023 Form 10-K.

(g)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.2 (2)	Third Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.3 (3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.4 (4)	Form of common stock certificate.

4.5 (5)	Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan.

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Calculation of Filing Fee Table.

(1)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36548), filed with the SEC on December 23, 2024, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36548), filed with the SEC on June 20, 2024, and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on July 10, 2014, and incorporated herein by reference.
(5)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-280125), filed with the SEC on June 11, 2024, and incorporated herein by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 17th day of January, 2025.

ATARA BIOTHERAPEUTICS, INC.

By:	/s/ AnhCo Nguyen
AnhCo Nguyen, Ph.D. President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints AnhCo Nguyen, Ph.D. and Eric Hyllengren, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ AnhCo Nguyen AnhCo Nguyen, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 17, 2025

/s/ Eric Hyllengren Eric Hyllengren	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	January 17, 2025

/s/ Pascal Touchon	Chairman of the Board
Pascal Touchon, D.V.M.		January 17, 2025

/s/ Carol G. Gallagher	Director	January 17, 2025
Carol G. Gallagher, Pharm.D.

/s/ Gregory A. Ciongoli	Director
Gregory A. Ciongoli		January 17, 2025

/s/ Matthew K. Fust	Director
Matthew K. Fust		January 17, 2025

/s/ William K. Heiden	Director
William K. Heiden		January 17, 2025

/s/ Ameet Mallik	Director	January 17, 2025
Ameet Mallik

/s/ Maria Grazia Roncarolo	Director	January 17, 2025
Maria Grazia Roncarolo, M.D.